UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 25, 2010
Kennametal Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5318	25-0900168
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania	15650-0231
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code:
(724) 539-5000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 25, 2010, Kennametal Inc. (the “Company”) and Kennametal Europe GmbH, a Switzerland limited liability company and wholly-owned foreign subsidiary of the Company (“Kennametal Europe”), entered into an unsecured $500 million five-year Third Amended and Restated Credit Agreement (the “Amendment”) with Bank of America, N.A., London Branch (as Euro Swingline Lender), PNC Bank, National Association and JPMorgan Chase Bank, N.A. (as Co-Syndication Agents), Citizens Bank of Pennsylvania and Bank of Tokyo-Mitsubishi UFJ Trust Company (as Co-Documentation Agents), Bank of America, N.A. (as the Administrative Agent), and the Several Lenders from time to time parties thereto. Unless otherwise defined herein, capitalized terms used herein have the meaning ascribed to them in the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     The Amendment amends, restates and replaces the Company’s $500 million five-year Second Amended and Restated Credit Agreement dated as of March 21, 2006 among the Company, Kennametal Europe, Bank of America, N.A. (as Administrative Agent), Keybank National Association and National City Bank of Pennsylvania (as the Co-Syndication Agents), PNC Bank, National Association and JPMorgan Chase Bank, N.A. (as Co-Documentation Agents), and the lending institutions identified in such Second Amended and Restated Credit Agreement, which was set to expire March 21, 2011. In addition to the Amendment, the Company and certain of its subsidiaries have and in the future may from time to time engage in ordinary course banking and financial activities with some of the lenders party to the Amendment (or their affiliates) and pay fees to such persons. Similarly, as described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009, the Company and certain of its subsidiaries have in the past entered and may enter into foreign currency and interest rate hedging arrangements with counterparties. Existing counterparties include and future counterparties may include one or more of the lenders party to the Amendment (or their affiliates).
     The Amendment contains a revolving loan feature that permits the Company to borrow and repay, and reborrow and repay, certain Dollar Revolving Loans (including ABR Loans and Eurocurrency Loans) and/or Multicurrency Loans (based in euros, British Pounds Sterling, Canadian dollars and Japanese Yen subject to multicurrency borrowing limitations based on such loans’ respective U.S. Dollar equivalents) at the Company’s option. The Amendment also permits the Company to borrow in the form of swingline loans (comparatively short-term cash borrowings, denominated in dollars or euros), as well as to obtain Letters of Credit (including standby or trade letters of credit, bank guaranties or other similar forms of credit).
     The $500 million borrowing capacity under the Amendment has sublimits as follows: $50 million in Letters of Credit, $90 million for Swingline Loans, $10 million for Euro Swingline Loans and $300 million for multicurrency borrowing. The sublimit for loans to foreign borrowers is set at $150 million. Further, the borrowing capacity under the Amendment could be increased to up to $750 million at the Company’s request if the existing lenders agree to increase their commitments or if the Company adds additional lenders. All borrowings may be prepaid without penalty by the Company under certain circumstances, and all outstanding principal and accrued but unpaid interest must be repaid not later than the Termination Date of June 25, 2015, or earlier upon the occurrence of an event of default or in compliance with the applicable repayment or termination provisions of each borrowing feature provided for in the Amendment.

     The Amendment also contains various affirmative and negative covenants, among other terms and conditions, including financial covenants that require that the Company maintain on a rolling four quarter basis (1) a Consolidated Leverage Ratio of not more than 3.5:1 and (2) a Consolidated Interest Coverage Ratio of not less than 3.5:1 and covenants regarding the incurrence of indebtedness, liens, fundamental changes, transactions with affiliates, clauses restricting subsidiary distributions, off-balance sheet financings, disposition of property, investments, delivery of financial information, maintenance of properties, continuation of business and notices.
     In connection with the Amendment, the Company has agreed to pay specified facilities fees, which will vary on a percentage basis determined in accordance with a Pricing Grid set forth in the Amendment depending on the Company’s then applicable Debt Rating, and fees related to standby and trade letters of credit, in addition to interest accruing on borrowings.
     Under the Amendment, Company borrowings will bear interest as follows:
1.	ABR Loans — A rate per annum equal to the ABR determined for such date, plus the ABR Applicable Margin as set forth in the Pricing Grid.

2.	Eurocurrency Loans and Multicurrency Loans — A Eurocurrency Rate plus the Eurocurrency Applicable Margin as set forth in the Pricing Grid.

3.	Swingline Loans — At (A) Bank of America’s cost of funds, plus the Swingline Applicable Margin or, if such rate is not available, then (B) the Federal Funds Effective Rate, plus the Swingline Applicable Margin as set forth in the Pricing Grid.

4.	Euro Swingline Loans — At the Quoted Rate, plus the Swingline Applicable Margin as set forth in the Pricing Grid.

5.	Letters of Credit — At the applicable fee rate with respect to the type of letter of credit as set forth in the Pricing Grid.
     The applicable margins and rates depend upon the Debt Rating in effect at the time of such borrowing set forth in the Pricing Grid.
     Certain significant domestic subsidiaries of the Company have, pursuant to the Amendment, entered into a guarantee agreement for the benefit of the Lenders, pursuant to which such guarantor-subsidiaries have irrevocably guaranteed the payment and performance of the Company’s obligations under the Amendment. The Company and these subsidiaries have also guaranteed the payment and performance of the foreign borrower(s) under the Amendment.
     The Amendment also contains customary events of default, including failure to pay principal, interest and other amounts due under the Amendment, defaults on other indebtedness of the Company and certain subsidiaries thereof, which indebtedness exceeds $50 million in the aggregate, any subsidiary guarantee (discussed above) ceasing to be effective (subject to certain exclusions), breaches of representations and warranties, change of control events, certain events with respect to pension plans, bankruptcy, the entry of unstayed judgments in excess of $25 million in the aggregate and breaches of covenants. Upon the occurrence of an event of default, under certain circumstances, the obligations of the Company under the Amendment may become due and payable immediately either automatically or following an action taken by the Administrative Agent.

     The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1.
     The Amendment is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Amendment are made solely for purposes of the Amendment and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Amendment, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above in Item 1.01 with respect to the Amendment is hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

10.1	Third Amended and Restated Credit Agreement dated as of June 25, 2010 among Kennametal Inc., Kennametal Europe GmbH, Bank of America, N.A., London Branch (as Euro Swingline Lender), PNC Bank, National Association and JPMorgan Chase Bank, N.A. (as Co-Syndication Agents), Citizens Bank of Pennsylvania and Bank of Tokyo-Mitsubishi UFJ Trust Company (as Co-Documentation Agents), Bank of America, N.A. (as the Administrative Agent), and the following lenders: Bank of America, N.A., PNC Bank, National Association, JPMorgan Chase Bank, N.A., Bank of Tokyo-Mitsubishi UFJ Trust Company, Citizens Bank of Pennsylvania, Mizuho Corporate Bank, Ltd., Comerica Bank, Commerzbank AG New York and Grand Cayman Branches, HSBC Bank USA, National Association, Intesa Sanpaolo S.p.A New York Branch, U.S. Bank National Association, First Commonwealth Bank and TriState Capital Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENNAMETAL INC.
Date: June 30, 2010	By:	/s/ Kevin G. Nowe
Kevin G. Nowe
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement dated as of June 25, 2010 among Kennametal Inc., Kennametal Europe GmbH, Bank of America, N.A., London Branch (as Euro Swingline Lender), PNC Bank, National Association and JPMorgan Chase Bank, N.A. (as Co-Syndication Agents), Citizens Bank of Pennsylvania and Bank of Tokyo-Mitsubishi UFJ Trust Company (as Co-Documentation Agents), Bank of America, N.A. (as the Administrative Agent), and the following lenders: Bank of America, N.A., PNC Bank, National Association, JPMorgan Chase Bank, N.A., Bank of Tokyo-Mitsubishi UFJ Trust Company, Citizens Bank of Pennsylvania, Mizuho Corporate Bank, Ltd., Comerica Bank, Commerzbank AG New York and Grand Cayman Branches, HSBC Bank USA, National Association, Intesa Sanpaolo S.p.A New York Branch, U.S. Bank National Association, First Commonwealth Bank and TriState Capital Bank.